EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-3 (Nos. 333-166061, 333-153467, 333-150661, 333-146335, 333-144927, 333-142411, 333-140231 and 333-136998) and Forms S-8 (Nos. 333-139091 and 333-124290) of our report dated June 10, 2011 on our audits of the consolidated financial statements of Cinedigm Digital Cinema Corp, which appears in this Form 10-K.

/s/ EisnerAmper LLP

Edison, New Jersey
June 10, 2011